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                               Exhibit 5.1

                              March 30, 1999

XOOM.com, Inc.
300 Montgomery Street
3rd Floor
San Francisco, CA  94104

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-1 of XOOM.com, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Registration Statement") on March 16, 1999, relating to the registration under the Securities Act of 1933, as amended, of up to 4,600,000 shares of the Company's common stock, $.0001 par value (the "Stock"), 2,600,000 of which are authorized but unissued stock to be offered and sold by the Company (including up to 600,000 shares subject to the underwriters' over-allotment option) and 2,000,000 of which are presently issued and outstanding and will be sold by certain selling stockholders (the "Selling Stockholders"). The Stock is to be sold to the underwriters named in the Registration Statement for resale to the public.

        As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance and sale of the Stock.

        We are of the opinion that the up to 2,000,000 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and non-assessable, and that the up to 2,600,000 shares of Stock to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

                                                Very truly yours,


                                                /s/ Morrison & Foerster LLP
                                                Morrison & Foerster LLP